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Exhibit 10.26

FIRST AMENDMENT
TO WARRANT TO PURCHASE COMMON STOCK

        THIS FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this "Amendment") is entered into as of the 19th day of May 2005, by and between Jazz Semiconductor, Inc., formerly known as Specialtysemi, Inc.("Jazz"), and Conexant Systems, Inc. ("Conexant"), in order to amend that certain Warrant to Purchase Common Stock issued to Specialtysemi, Inc. by Conexant on March 12, 2002 (the "Original Warrant"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Warrant.

RECITALS

        The board of directors of Conexant have approved an extension of the exercisability of the Original Warrant.

        The board of directors of Conexant and the board of directors of Jazz have each approved the extension of the exercisability of stock appreciation rights issued in connection with the Original Warrant.

        Jazz and Conexant desire to amend the Original Warrant as set forth herein.

AGREEMENT

        In consideration of the mutual covenants and obligations herein set forth, the parties hereto agree to amend the Original Warrant as follows:

        1.     Extension of Term.    Section 1(g) of the Original Warrant shall be restated in its entirety to read as follows:

    "Exercise Period' shall mean the period commencing on September 11, 2002 and ending on the date that is 20 days after the earlier of (i) December 31, 2006 and (ii) the date on which a Termination Event (as defined below) occurs."

        2.     Effect of Amendment.    Except as set forth in this Amendment, the Original Warrant shall remain in full force and effect.

        3.     Miscellaneous.    This Amendment will be governed in all respects by the laws of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Amendment to the Original Warrant on the date first written above.

CONEXANT SYSTEMS, INC., a Delaware Corporation
By:	/s/ DENNIS E. O'REILLY
Name:	Dennis E. O'Reilly
Title:	Sr. Vice President, Chief Legal Officer & Secretary
JAZZ SEMICONDUCTOR, INC., a Delaware Corporation
By:	/s/ SHU LI
Name:	Shu Li
Title:	President and CEO

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  Exhibit 10.26
FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK